Exhibit 99-3

VGTEL, INC. INTENDS TO AUGMENT CAPABILITIES IN MOBILE AND MOBILE COMMERCE

As part of its new corporate strategy, VGTEL plans to rapidly build and buy technology to connect audiences and help brands capitalize on the rise of social mobile and video traffic.

February 25, 2011, New York NY

VGTel, Inc.  (OTCBB: VGTL) announced today that the company is in negotiations to expand its mobile capabilities by acquiring mobile commerce IP. “With the explosive growth of mobile data traffic and social mobile applications, it is more critical than ever for every media technology company to have a sophisticated, highly scalable and measurable approach to mobile, “ said VGTel’s President Larry Harris, who was previously the CEO of Ansible Mobile, a joint venture between Interpublic Group and Velti.

In addition to developing and expanding its mobile portfolio, VGTel is also looking for opportunities to strengthen its social and video capabilities.  The power of social media to actively engage consumers coupled with the reach and personalization of mobile are driving innovation across the media industry and creating opportunities for companies like VGTel to develop new and compelling offers to enhance connections between consumers, content and brands. These trends are also fueling the continued growth of display advertising and marketing services.

Mr. Harris added, “As the market enters a new era that will be driven by audience connections with each other and with brands, we will be focused on personal technology and personal media. To that end, we have also entered into negotiations to strengthen our global capabilities in social media, video and global e-commerce.” Subject to satisfactory due diligence, VGTel anticipates that the deals under discussion will be closed before the end of the second quarter.

About VGTel, Inc.

VGTel has previously announced that it has entered into a definitive Agreement of Plan and Share Exchange ("Agreement") with Venture Industries, Inc. VGTel, Inc. will acquire 100% of the issued and outstanding shares of Venture Industries, Inc. in exchange for the issuance of 65% of the outstanding shares of VGTel, Inc. Pursuant to the terms of the Agreement, closing will take place when the conditions precedent to closing have been met. Among the terms to be met is the filing of audited financial statements for both interim and annual periods of Venture Industries, Inc.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking terminology such as "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," "plan," "potential," "predict," "should," or "will," or the negative thereof or other variations thereon or comparable terminology. Any statements in this press release regarding the acquisition, of Venture Industries, Inc. business and technology,  are not historical facts may be considered “forward-looking statements,” including statements regarding the acquisition, its expected benefits, and the acquisition’s anticipated timing. VGTel, Inc. has based these forward-looking statements on management’s current preliminary expectations, assumptions, estimates and projections. While VGTel, Inc. believes its expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond its control.  Such risks and uncertainties relate to, among other factors: the risk that the transaction may not be completed or that the closing of the transaction may be delayed; the risk of a material adverse event affecting VGTel, Inc.  You should also review our discussion of risk factors and other disclosures in VGTel Inc.’s  most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. VGTel, Inc. undertakes no obligation to update any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

Contact:

Mark Kabbash
Tel:  646-408-2661
Email:  mark.kabbash@equitygroups.com